Exhibit 99.1

For Immediate Release

SL Industries Announces 2013 Second Quarter Results

MT. LAUREL, NEW JERSEY, August 1, 2013 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the second quarter and six months ended June 30, 2013 are summarized in the following paragraphs. Please read the Company's Form 10-Q, which can be found at www.slindustries.com, for a full discussion of the operating results.

Second Quarter Results

Net sales for the quarter ended June 30, 2013 were $49.8 million compared with net sales for the quarter ended June 30, 2012 of $48.9 million.

Income from continuing operations for the quarter ended June 30, 2013 was $2.3 million, or $0.54 per diluted share, compared to income from continuing operations of $1.4 million, or $0.32 per diluted share, for the quarter ended June 30, 2012.

Net income for the quarter ended June 30, 2013 was $2.0 million, or $0.48 per diluted share, compared to net income of $1.2 million, or $0.26 per diluted share, for the quarter ended June 30, 2012. Net income for the quarter ended June 30, 2013 included a net loss from discontinued operations of $0.2 million, or $0.06 per diluted share, compared to a net loss from discontinued operations of $0.2 million, or $0.06 per diluted share, for the second quarter of 2012. The loss from discontinued operations in 2013 and 2012 primarily relates to environmental remediation costs, consulting fees and legal expenses associated with the past operations of the Company’s five environmental sites.

The Company generated EBITDA from continuing operations of $3.9 million for the second quarter of 2013, as compared to $2.9 million for the same period in 2012, an increase of $1.0 million, or 37%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definition of EBITDA and Adjusted EBITDA.

Full Year Results

Net sales for the six months ended June 30, 2013 were $98.9 million compared with net sales for the six months ended June 30, 2012 of $98.2 million.

Income from continuing operations for the six months ended June 30, 2013 were $5.2 million, or $1.25 per diluted share, compared to income from continuing operations of $2.9 million, or $0.63 per diluted share, for the six months ended June 30, 2012.

Net income for the first six months ended June 30, 2013 was $4.8 million, or $1.14 per diluted share, compared to net income of $2.4 million, or $0.53 per diluted share, for the first six months ended June 30, 2012. Net income for the first six months ended June 30, 2013 included a net loss from discontinued operations of $0.5 million, or $0.11 per diluted share, compared to a net loss from discontinued operations of $0.4 million, or $0.10 per diluted share, for the first six months ended June 30, 2012. The loss from discontinued operations in 2013 and 2012 primarily relates to environmental remediation costs, consulting fees and legal expenses associated with the past operations of the Company’s five environmental sites.

The Company generated EBITDA from continuing operations of $8.5 million for the six months ended 2013, as compared to $5.9 million for the same period in 2012, an increase of $2.6 million, or 44%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of EBITDA and Adjusted EBITDA.

At June 30, 2013, the Company reported $1.0 million of cash, compared to $3.2 million of cash and cash equivalents as of December 31, 2012. Cash and cash equivalents decreased in 2013 primarily due to $2.9 million of cash used in operating activities from discontinued operations. Cash used in operating activities from discontinued operations during 2013 was primarily related to a payment of $2.2 million, which included interest, related to a portion of the Company’s obligation under the Consent Decree related to the Puchack Well Field Superfund Site in Pennsauken, New Jersey.

Updated Guidance 2013

The Company anticipates, based on current information, full-year 2013 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $186 million to $227 million, $18 million to $21 million, and $19 million to $22 million, respectively. The Company's outlook for the third quarter of 2013 is net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $52 million to $57 million, $5.0 million to $5.6 million, and $5.3 million to $5.9 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$974	$3,196
Receivables, net	32,145	30,306
Inventories, net	24,675	22,102
Other current assets	6,514	5,513
Total current assets	64,308	61,117
Property, plant and equipment, net	10,483	9,593
Intangible assets, net	25,176	25,405
Other assets and deferred charges, net	10,981	11,022
Total assets	$110,948	$107,137

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$35,730	$34,808
Long-term liabilities	20,080	21,897
Shareholders' equity	55,138	50,432
Total liabilities and shareholders' equity	$110,948	$107,137

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

Net sales	$49,786	$48,899	$98,881	$98,239
Cost and expenses:
Cost of products sold	32,764	32,756	64,963	66,527
Engineering and product development	3,672	2,954	7,175	5,975
Selling, general and administrative	9,104	10,137	17,911	19,648
Depreciation and amortization	615	707	1,215	1,372
Total cost and expenses	46,155	46,554	91,264	93,522
Income from operations	3,631	2,345	7,617	4,717

Other income (expense):
Amortization of deferred financing costs	(20)	(39)	(39)	(72)
Interest income	2	2	3	3
Interest expense	(15)	(9)	(50)	(31)
Other gain (loss), net	(301)	(162)	(327)	(170)
Income from continuing operations before income taxes	3,297	2,137	7,204	4,447
Income tax provision	1,045	727	1,968	1,593
Income from continuing operations	2,252	1,410	5,236	2,854
(Loss) from discontinued operations, net of tax	(237)	(244)	(455)	(438)
Net income	$2,015	$1,166	$4,781	$2,416

Basic net income (loss) per common share
Income from continuing operations	$0.54	$0.32	$1.26	$0.64
(Loss) from discontinued operations, net of tax	(0.06)	(0.06)	(0.11)	(0.10)
Net income	$0.48	$0.26	$1.15	$0.54

Diluted net income (loss) per common share
Income from continuing operations	$0.54	$0.32	$1.25	$0.63
(Loss) from discontinued operations, net of tax	(0.06)	(0.06)	(0.11)	(0.10)
Net income	$0.48	$0.26	$1.14	$0.53

Shares used in computing basic net income (loss) per common share	4,157	4,444	4,148	4,501
Shares used in computing diluted net income (loss) per common share	4,204	4,457	4,189	4,518

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

Net income	$2,015	$1,166	$4,781	$2,416
Other comprehensive income, net of tax:
Foreign currency translation	17	(113)	93	(94)
Comprehensive income	$2,032	$1,053	$4,874	$2,322

Segment Results
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)
Net sales
SLPE	$18,386	$18,824	$35,980	$37,167
High Power Group	17,607	15,896	34,700	31,471
SL-MTI	9,060	9,077	18,154	18,676
RFL	4,733	5,102	10,047	10,925
Net sales	49,786	48,899	98,881	98,239

Income from operations
SLPE	1,131	479	2,181	268
High Power Group	2,038	1,585	4,152	2,950
SL-MTI	1,569	1,441	2,882	3,144
RFL	393	578	1,329	1,636
Unallocated Corporate Expenses	(1,500)	(1,738)	(2,927)	(3,281)
Income from operations	3,631	2,345	7,617	4,717

Other income (expense):
Amortization of deferred financing costs	(20)	(39)	(39)	(72)
Interest income	2	2	3	3
Interest expense	(15)	(9)	(50)	(31)
Other gain (loss), net	(301)	(162)	(327)	(170)
Income from continuing operations before income taxes	$3,297	$2,137	$7,204	$4,447

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

Income from continuing operations	$2,252	$1,410	$5,236	$2,854

Add (deduct):
Interest income	(2)	(2)	(3)	(3)
Interest expense	15	9	50	31
Income tax provision	1,045	727	1,968	1,593
Depreciation and amortization	615	707	1,215	1,372
Amortization of deferred financing costs	20	39	39	72
EBITDA	3,945	2,890	8,505	5,919

China work stoppage costs	(199)	-	535	0
Non-cash stock-based compensation expense	210	595	332	744
Unrealized loss on foreign exchange contracts	301	162	327	170
China investigation costs	-	442	-	802
Direct acquisition costs	-	222	-	422
Adjusted EBITDA	$4,257	$4,311	$9,699	$8,057

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including China work stoppage costs, non-cash stock-based compensation expense, unrealized loss on foreign exchange contracts, China investigation costs, and direct acquisition costs. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include work stoppage costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include investigation and acquisition costs;
•	Adjusted EBITDA does not include loss, realized or unrealized on foreign exchange contracts.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications.  For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact

SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525